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                                                       [Letterhead]
                                                  Deloitte & Touche LLP
                                                  Two Prudential Plaza
                                                  180 North Stetson Avenue
                                                  Chicago, Illinois  60601


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of John Deere Capital Corporation on Form S-3 of our report dated November 23, 1999, appearing in the Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Chicago, Illinois

June 7, 2000